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                                  Exhibit 10.10

                                  Amendment to
                     1995 Non-Employee Directors Stock Plan

        Pursuant to Section 2B of the Center Banks Incorporated 1995 Non-Employee Directors Stock Plan (the "Plan") and resolutions of the Board of Directors of Skaneateles Bancorp, Inc. (the "Company") adopted on October 28, 1997 authorizing an anti-dilution adjustment to the Plan in connection with a split-up of the Company's common stock, par value $.01 per share (the "Common Stock"), to be paid to shareholders of record as of November 12, 1997 (the "Effective Date") in the form of the dividend of one share of Common Stock for each two shares held, Section 2A of the Plan is hereby amended as of the Effective Date to read in its entirety as follows:

               2.  Shares Available.

               A.  Number of Shares Available

               The total number of Shares that may be awarded pursuant hereunder shall not exceed 37,500. Shares awarded hereunder may be authorized but unissued shares, treasury shares, or shares purchased on the open market.

        IN WITNESS WHEREOF, the Company has caused this amendment to the Plan to be executed as of the 28 day of October, 1997.


                                  SKANEATELES BANCORP, INC.




                                  By: /s/ John P. Driscoll
                                      --------------------
                                        John P. Driscoll
                                        Chairman of the Board, President and CEO




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